Exhibit 99.1

NEWS RELEASE

Contact: Martina Bar Kochva	48 South Service Road Melville, NY 11747 (631) 465-3600

PARK ELECTROCHEMICAL CORP. REPORTS SECOND QUARTER RESULTS

Melville, New York, Thursday, October 4, 2018…..Park Electrochemical Corp. (NYSE-PKE) reported results for the 2019 fiscal year’s second quarter ended August 26, 2018. As previously reported, Park has entered into a definitive agreement to sell its Electronics Business to AGC, Inc. Therefore, the results of operations for the Electronics Business are reported as discontinued operations. Continuing operations discussed below refer to Park’s Aerospace Business unless otherwise indicated, and prior periods in such discussion have been restated to reflect results excluding the Electronics Business.

Continuing Operations:

Park reported net sales from continuing operations of $11,211,000 for the 2019 fiscal year second quarter ended August 26, 2018 compared to net sales from continuing operations of $11,355,000 for the 2018 fiscal year second quarter ended August 27, 2017 and net sales from continuing operations of $10,393,000 for the 2019 fiscal year first quarter ended May 27, 2018. Park’s net sales from continuing operations for the six months ended August 26, 2018 were $21,604,000 compared to net sales from continuing operations of $20,081,000 for the six months ended August 27, 2017. Net earnings from continuing operations for the 2019 fiscal year second quarter were $1,824,000 compared to $859,000 for the 2018 fiscal year second quarter and $816,000 for the 2019 fiscal year first quarter. Net earnings from continuing operations were $2,640,000 for the current year’s first six months compared to $931,000 for last year’s first six months.

Pre-tax earnings from continuing operations were $1,386,000 for the 2019 fiscal year second quarter compared to pre-tax earnings from continuing operations of $1,116,000 for the 2018 fiscal year second quarter and $1,091,000 for the 2019 fiscal year first quarter. Pre-tax earnings from continuing operations were $2,477,000 for the six months ended August 26, 2018 compared to pre-tax earnings from continuing operations of $1,212,000 for last fiscal year’s first six months.

Park reported net earnings from continuing operations before special items of $1,036,000 for the 2019 fiscal year second quarter compared to net earnings from continuing operations of $859,000 for the 2018 fiscal year second quarter and net earnings from continuing operations of $816,000 for the 2019 fiscal year first quarter. In the 2019 fiscal year second quarter, the Company recorded a one-time tax benefit of $788,000 related to the Tax Cuts and Jobs Act enacted in December 2017.

For the six months ended August 26, 2018, Park reported net earnings from continuing operations before special items of $1,852,000 compared to net earnings from continuing operations of $931,000 for last fiscal year’s first six months. The current year’s first six months included the one-time tax benefit of $788,000 mentioned above.

Park reported basic and diluted earnings per share from continuing operations of $0.09 for the 2019 fiscal year second quarter compared to $0.04 for the 2018 fiscal year second quarter and $0.04 for the 2019 fiscal year first quarter. Basic and diluted earnings per share from continuing operations before special items were $0.05 for the 2019 fiscal year second quarter compared to $0.04 for the 2018 fiscal year second quarter and $0.04 for the 2019 fiscal year first quarter.

Park reported basic and diluted earnings per share from continuing operations of $0.13 for the 2019 fiscal year’s first six months compared to $0.04 for the 2018 fiscal year’s first six months. Basic and diluted earnings per share from continuing operations before special items were $0.09 for the 2019 fiscal year’s first six months compared to $0.04 for 2018 fiscal year’s first six months.

Discontinued Operations:

Net sales included in the calculation of net earnings from discontinued operations were $17,843,000 for the 2019 fiscal year second quarter ended August 26, 2018 compared to $18,481,000 for the 2018 fiscal year second quarter ended August 27, 2017 and $20,709,000 for the 2019 fiscal year first quarter ended May 27, 2018. Net sales included in the calculation of net earnings from discontinued operations for the six months ended August 26, 2018 were $38,552,000 compared to $37,172,000 for last year’s first six months.

Net earnings from discontinued operations were $876,000 for the 2019 fiscal year second quarter ended August 26, 2018 compared to negative $339,000 for the 2018 fiscal year second quarter ended August 27, 2017 and $2,352,000 for the 2019 fiscal year first quarter ended May 27, 2018. For the six months ended August 26, 2018, net earnings from discontinued operations were $3,228,000 compared to net earnings from discontinued operations of $983,000 for last fiscal year’s first six months.

Net earnings from discontinued operations for the 2019 fiscal year second quarter included pre-tax restructuring charges of $242,000 related to the Company’s consolidation of its Nelco Products, Inc. electronics Business Unit located in Fullerton, California and its Neltec, Inc. electronics Business Unit located in Tempe, Arizona and the closure in fiscal year 2009 of its New England Laminates Co., Inc. facility located in Newburgh, New York and pre-tax advisory fees of $212,000. Net earnings from discontinued operations for the 2018 fiscal year second quarter included pre-tax restructuring charges of $2,902,000 related to the Company’s consolidation of its electronics Business Units and the facility closure mentioned above. Net earnings from discontinued operations for the 2019 fiscal year first quarter included pre-tax restructuring charges of $183,000 related to the Company’s consolidation of its electronics Business Units and the facility closure mentioned above and pre-tax advisory fees of $120,000.

Net earnings from discontinued operations for the 2019 fiscal year’s first six months included pre-tax restructuring charges of $425,000 related to the Company’s consolidation of its electronics Business Units and the facility closure mentioned above and pre-tax advisory fees of $332,000. Net earnings from discontinued operations for the 2018 fiscal year’s first six months included pre-tax restructuring charges of $4,638,000 related to the Company’s consolidation of its electronics Business Units and the facility closure mentioned above and a one-time pre-tax litigation expense of $375,000.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (844) 466-4114 in the United States and Canada and (765) 507-2654 in other countries and the required passcode is 7593528.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Wednesday, October 10, 2018. The conference call replay can be accessed by dialing (855) 859-2056 in the United States and Canada and (404) 537-3406 in other countries and entering passcode 7593528 or on the Company's web site at www.parkelectro.com/investor/investor.html.

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com/investor/investor.html.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as one-time tax benefits, restructuring charges, and strategic evaluation advisory fees. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures advanced composite materials, primary and secondary structures and assemblies and low-volume tooling for the aerospace markets and high-technology digital and RF/microwave printed circuit materials principally for the telecommunications and internet infrastructure, enterprise and military/aerospace markets. The Company’s manufacturing facilities are located in Kansas, Singapore, France, Arizona and California. The Company also maintains R&D facilities in Arizona, Kansas and Singapore.

Additional corporate information is available on the Company’s web site at www.parkelectro.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended			26 Weeks Ended

	August 26, 2018	August 27, 2017	May 27, 2018	August 26, 2018	August 27, 2017
Sales	$11,211	$11,355	$10,393	$21,604	$20,081

Net Earnings before Special Items[1]	$1,036	$859	$816	$1,852	$931
Special Items, net of Tax:
Tax Cut and Jobs Act	788	-	-	788	-
Net Earnings from Continuing Operations	$1,824	$859	$816	$2,640	$931

Earnings/(Loss) from Discontinued Operations, Net of Tax	$876	$(339)	$2,352	$3,228	$983

Net Earnings	$2,700	$520	$3,168	$5,868	$1,914

Basic Earnings per Share:
Basic Earnings before Special Items[1]	$0.05	$0.04	$0.04	$0.09	$0.04
Special Items:
Tax Cut and Jobs Act	0.04	-	-	0.04	-
Basic Earnings per Share from Continuting Operations	$0.09	$0.04	$0.04	$0.13	$0.04

Basic Earnings/(Loss) per Share from Discontinued Operations	0.04	(0.01)	0.12	0.16	0.05

Basic Earnings per Share	$0.13	$0.03	$0.16	$0.29	$0.09

Diluted Earnings before Special Items[1]	$0.05	$0.04	$0.04	$0.09	$0.04
Special Items:
Tax Cut and Jobs Act	0.04	-	-	0.04	-
Diluted Earnings per Share from Continuing Operations	$0.09	$0.04	$0.04	$0.13	$0.04

Dilued Earnings/(Loss) per Share from Discontinued Operations	0.04	(0.01)	0.12	0.16	0.05

Diluted Earnings per Share	$0.13	$0.03	$0.16	$0.29	$0.09

Weighted Average Shares Outstanding:
Basic	20,253	20,236	20,242	20,248	20,236
Diluted	20,382	20,250	20,296	20,339	20,247

1 Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	August 26, 2018	February 25, 2018
	(unaudited)	(Note 1)
Assets
Current Assets
Cash and Marketable Securities	$108,310	$108,231
Accounts Receivable, Net	5,878	6,961
Inventories	3,994	3,955
Prepaid Expenses and Other Current Assets	1,578	1,473
Current Assets - Discontinued Operations	22,624	20,648
Total Current Assets	142,384	141,268

Fixed Assets, Net	9,111	9,805
Other Assets	10,195	10,188
Non Current Assets - Discontinued Operations	11,406	11,799
Total Assets	$173,096	$173,060

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$1,091	$1,825
Accrued Liabilities	1,108	1,022
Income Taxes Payable	1,467	1,456
Current Liabilities - Discontinued Operations	8,170	7,924
Total Current Liabilities	11,836	12,227

Noncurrent Income Taxes Payable	18,594	20,364
Deferred Income Taxes	3,309	4,047
Other Liabilities	314	314
Noncurrent Liabilities - Discontinued Operations	846	847
Total Liabilities	34,899	37,799

Shareholders’ Equity	138,197	135,261

Total Liabilities and Shareholders' Equity	$173,096	$173,060

Additional information
Equity per Share	$6.82	$6.68

(Note 1) - These amounts have not been audited, are based on the audited financial statements

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended			26 Weeks Ended

	August 26, 2018	August 27, 2017	May 27, 2018	August 26, 2018	August 27, 2017

Net Sales	$11,211	$11,355	$10,393	$21,604	$20,081

Cost of Sales	8,066	8,147	7,541	15,607	14,576

Gross Profit	3,145	3,208	2,852	5,997	5,505
% of net sales	28.1%	28.3%	27.4%	27.8%	27.4%

Selling, General & Administrative Expenses	2,116	2,240	2,101	4,217	4,680
% of net sales	18.9%	19.7%	20.2%	19.5%	23.3%

Earnings from Operations	1,029	968	751	1,780	825

Interest:
Interest Income	357	751	340	697	1,500

Interest Expense	-	603	-	-	1,113

Net Interest and Other Income	357	148	340	697	387

Earnings before Income Taxes	1,386	1,116	1,091	2,477	1,212

Income Tax Provision/(Benefit)	(438)	257	275	(163)	281

Net Earnings from continuing operations	1,824	859	816	2,640	931
% of net sales	16.3%	7.6%	7.9%	12.2%	4.6%

Earnings/(Loss) from discontinued operations, net of tax	876	(339)	2,352	3,228	983

Net Earnings	$2,700	$520	$3,168	$5,868	$1,914
% of net sales	24.1%	4.6%	30.5%	27.2%	9.5%

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended August 26, 2018			13 Weeks Ended August 27, 2017			13 Weeks Ended May 27, 2018
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items

Earnings from Operations	1,029	-	1,029	968	-	968	751	-	751
% of net sales	9.2%		9.2%	8.5%		8.5%	7.2%		7.2%

Interest Income	357	-	357	751	-	751	340	-	340
% of net sales	3.2%		3.2%	6.6%		6.6%	3.3%		3.3%

Interest Expense	-	-	-	603	-	603	-	-	-
% of net sales	0.0%		0.0%	5.3%		5.3%	0.0%		0.0%

Net Interest and Other Income	357	-	357	148	-	148	340	-	340
% of net sales	3.2%		3.2%	1.3%		1.3%	3.3%		3.3%

Earnings before Income Taxes	1,386	-	1,386	1,116	-	1,116	1,091	-	1,091
% of net sales	12.4%		12.4%	9.8%		9.8%	10.5%		10.5%

Income Tax Provision/(Benefit)	(438)	788	350	257	-	257	275	-	275
Effective Tax Rate	-31.6%		25.3%	23.0%		23.0%	25.2%		25.2%

Net Earnings from continuing operations	1,824	(788)	1,036	859	-	859	816	-	816
% of net sales	16.3%		9.2%	7.6%		7.6%	7.9%		7.9%

Earnings/(Loss) from discontinued operations	876	336	1,212	(339)	1,823	1,484	2,352	205	2,557
% of net sales	7.8%		10.8%	-3.0%		13.1%	22.6%		24.6%

Net Earnings	2,700	(452)	2,248	520	1,823	2,343	3,168	205	3,373
% of net sales	24.1%		20.1%	4.6%		20.6%	30.5%		32.5%

	26 Weeks Ended August 26, 2018			26 Weeks Ended August 27, 2017
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Earnings from Operations	1,780	-	1,780	825	-	825
% of net sales	8.2%		8.2%	4.1%		4.1%

Interest Income	697		697	1,500	-	1,500
% of net sales	3.2%		3.2%	7.5%		7.5%

Interest Expense	-	-	-	1,113	-	1,113
% of net sales	0.0%		0.0%	5.5%		5.5%

Net Interest and Other Income	697	-	697	387	-	387
% of net sales	3.2%		3.2%	1.9%		1.9%

Earnings before Income Taxes	2,477	-	2,477	1,212	-	1,212
% of net sales	11.5%		11.5%	6.0%		6.0%

Income Tax (Benefit)/Provision	(163)	788	625	281	-	281
Effective Tax Rate	-6.6%		25.2%	23.2%		23.2%

Net Earnings from continuing operations	2,640	(788)	1,852	931	-	931
% of net sales	12.2%		8.6%	4.6%		4.6%

Earnings/(Loss) from discontinued operations	3,228	541	3,769	983	2,913	3,896
% of net sales	14.9%		17.4%	4.9%		19.4%

Net Earnings	5,868	(247)	5,621	1,914	2,913	4,827
% of net sales	27.2%		26.0%	9.5%		24.0%